================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                ----------------
                           LEXMARK INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                                ----------------

           DELAWARE                                           06-1308215
   (State or other jurisdiction                             (IRS Employer
of incorporation or organization)                       Identification Number)

                            One Lexmark Centre Drive
                            740 West New Circle Road
                            Lexington, Kentucky 40550
                                 (859) 232-2000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------
                              Vincent J. Cole, Esq.
                  Vice President, General Counsel and Secretary
                           Lexmark International, Inc.
                            One Lexmark Centre Drive
                            740 West New Circle Road
                            Lexington, Kentucky 40550
                                 (859) 232-2700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             -----------------------
                                   Copies to:

                              David B. Harms, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000
                                ----------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE

  TITLE OF SECURITIES TO BE        AMOUNT TO BE        PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
          REGISTERED                REGISTERED        OFFERING PRICE (1)      AGGREGATE OFFERING    REGISTRATION FEE
                                                                                   PRICE(1)
       DEBT SECURITIES             $200,000,000              100%                $200,000,000            $50,000

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, exclusive of accrued interest, if any.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                 [LEXMARK LOGO]

                          LEXMARK INTERNATIONAL, INC.

                                Debt Securities

                   ------------------------------------------

     This prospectus describes debt securities which Lexmark International, Inc. may offer for sale at various times.

     The specific terms of the debt securities will be described in a prospectus supplement which we will deliver together with this prospectus at the time of the sale. You should read this prospectus and the supplements carefully before you invest.

     We will sell the debt securities to investors through underwriters, dealers or agents. More information about the way we will distribute the debt securities is under the heading "Plan of Distribution." Information about the underwriters, dealers or agents who will participate in any particular sale of debt securities will be in the prospectus supplement delivered at the time of the sale.

     Unless we state otherwise in a prospectus supplement, we will not list any of the debt securities on any securities exchange.

                   ------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     WE URGE YOU TO CAREFULLY READ THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH DESCRIBES THE SPECIFIC TERMS OF THE DEBT SECURITIES BEING OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 23, 2001

     You should only rely on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities referred to in this prospectus and any accompanying prospectus supplement. We are not making an offer to sell and are not soliciting an offer to buy the debt securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                               TABLE OF CONTENTS

Where You Can Find More Information.........................      2
Use of Proceeds.............................................      3
Description of Debt Securities..............................      3
Forms of Debt Securities....................................     11
Plan of Distribution........................................     14
Validity of Debt Securities.................................     15
Experts.....................................................     15

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus does not contain all of the information in the registration statement. We refer you to the registration statement and its exhibits for further information about us and the debt securities.

     We are subject to the Securities Exchange Act of 1934, and we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act. You can inspect and copy our reports and filings at the Securities and Exchange Commission's public reference rooms in Washington, D.C. (located at 450 Fifth Street, N.W., Washington, D.C. 20549), New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission reports and filings are also available to the public at the Securities and Exchange Commission's web site at http://www.sec.gov.

     The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to the documents that contain the information. The information incorporated by reference is considered to be a part of this prospectus. We are incorporating the following documents by reference into this prospectus:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31,
       1999

     - Our Current Reports on Form 8-K filed July 3, 2000 and October 24, 2000

     - Our Quarterly Reports on Form 10-Q filed May 10, 2000, August 10, 2000 and November 8, 2000.

     Until we sell all of the debt securities we are offering, all future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 are deemed incorporated into and made a part of this prospectus once filed.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     One Lexmark Centre Drive
     740 West New Circle Road
     Lexington, Kentucky 40550
     Attention: Investor Relations
     Telephone: (859) 232-2000

     Information in this prospectus may add to, update or change information in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in this prospectus. Information in a document filed after the date of this prospectus may add to, update or change information in this prospectus or in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in the later filed document.

                                USE OF PROCEEDS

     Unless we indicate otherwise in the prospectus supplement which accompanies this prospectus, we intend to use the proceeds of the debt securities for capital expenditures, reduction of short-term borrowings, working capital, acquisitions and other general corporate purposes. Before we use the proceeds for these purposes, we may invest them in short-term investments.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes some of the general terms of the debt securities. The prospectus supplement describes the particular terms of any debt securities we are offering. The prospectus supplement also indicates the extent, if any, to which these general terms may not apply to the debt securities being offered. If you would like more information on these terms, you may review the form of Indenture which is filed as an exhibit to the Registration Statement we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     We will issue the debt securities under an Indenture between us and The Bank of New York, as Trustee. In this section, we summarize certain important provisions of the debt securities and the Indenture. This is not a complete description of the important provisions. You should refer to the specific provisions of the Indenture for a complete statement of the provisions of the Indenture and the debt securities.

     For purposes of this section "Description of Debt Securities," "we," "us" and "our" refer to Lexmark International, Inc. and not to any of our subsidiaries. When we refer to "Section," we mean Sections in the Indenture.

GENERAL

     The debt securities will be senior unsecured obligations of Lexmark International, Inc.

     The Indenture does not limit the amount of other debt that we may issue. We may issue these other debt securities at various times in different series, each of which may have different terms.

     The prospectus supplement relating to the particular debt securities we are offering includes the following information concerning those debt securities:

     - The offering price of the debt securities.

     - The title of the debt securities.

     - The total principal amount of the debt securities, and whether we may treat a subsequent offering of debt securities as a part of the same series as that series.

     - The date on which the principal and interest will be paid, any rights we may have to extend the maturity of the debt securities and any rights the holders may have to require payment of the debt securities at any time.

     - The interest rate on the debt securities. We may specify a fixed rate or a variable rate, or a rate to be determined under procedures we will describe in the prospectus supplement, and the interest rate may be subject to adjustment.

     - The dates on which we will pay interest on the debt securities and the regular record dates for determining the holders who are entitled to receive the interest payments.

     - Where payments on the debt securities will be made, if it is other than the office mentioned under "--Payment on Debt Securities; Transfers" below.

     - If applicable, the prices at which we may redeem all or a part of the debt securities and the time periods during which we may make the redemptions. The redemptions may be made under a sinking fund or otherwise.

     - Any obligation we may have to redeem, purchase or repay any of the debt securities under a sinking fund or otherwise or at the option of the holder, and the prices, time periods and other terms which would apply.

     - Any additional Events of Default or covenants that will apply to the debt securities.

     - The amounts we would be required to pay if the maturity of the debt securities is accelerated, if it is less than the principal amount.

     - If we will make payments on the debt securities in any currency other than U.S. dollars, the currencies in which we will make the payments.

     - If applicable, the terms under which we or a holder may elect that payments on the debt securities be made in a currency other than U.S. dollars.

     - If amounts payable on the debt securities may be determined by a currency or other index, information on how the payments will be determined.

     - Any other special terms that may apply to the debt securities.

PAYMENTS ON DEBT SECURITIES; TRANSFERS

     We will make any interest payments that are due on an interest payment date on the debt securities to the persons in whose names the debt securities are registered at the close of business on the record date for those interest payments. We will make principal payments to the registered holders against surrender of the debt securities, and we will make any other interest payments due at maturity to the persons entitled to receive principal payments. As explained under "Forms of Debt Securities -- Global Debt Securities" below, The Depository Trust Company ("DTC") or its nominee will be the initial registered holder unless the prospectus supplement provides otherwise.

     Unless we indicate otherwise in the prospectus supplement, we will make payments on the debt securities at the Trustee's office. Transfers of debt securities can be made at the same office. (Sections 305, 306, 308 and 1002).

RESTRICTIVE COVENANTS

Limitation on Liens

     Under the Indenture, we may not incur, or permit any Subsidiary to incur, any Lien on property or assets owned on or acquired after the date of the Indenture to secure Debt without making, or causing the Subsidiary to make, effective provision for securing the debt securities (and, if we want, any other Debt that is not subordinated) (a) equally and ratably with such Debt as to such property or assets for as long as such

Debt will be so secured or (b) in the event such Debt is subordinated in right of payment to the debt securities, prior to such Debt as to such property for as long as such Debt will be so secured. (Section 1008).

     The foregoing restrictions will not apply to Liens existing on the date of the Indenture or to:

     (a) Liens securing only the debt securities;

     (b) Liens in favor of only one or more of us or our Subsidiaries;

     (c) any Lien on property of a person existing immediately prior to the time such person is merged with or into or consolidated with us or any of our Subsidiaries (provided that such Lien is not incurred in anticipation of such transaction and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such transaction);

     (d) any Lien on property existing immediately prior to the time of acquisition thereof (provided that such Lien is not incurred in anticipation of such acquisition and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such acquisition);

     (e) Liens to secure Debt incurred for the purpose of financing all or any part of the purchase price of, or the cost of construction on or improvement of, the property subject to such Liens, provided, however, that (1) the principal amount of any Debt secured by such a Lien does not exceed 100% of such price or cost, (2) such Lien does not extend to or cover any property other than such item of property and any improvements on such item, and (3) such Lien must be created no later than the 270th day after such purchase or the completion of such construction or installation of such improvements;

     (f) Liens on property of ours or any of our Subsidiaries in favor of the United States of America, any state thereof or the District of Columbia, or any instrumentality of any of them, to secure payments to be made pursuant to any contract or statute;

     (g) (1) Liens for taxes or assessments or other governmental charges or levies or (2) any statutory Liens of a carrier, warehouseman, mechanic, materialman or other like Liens imposed by law incurred in the ordinary course of business that, in either case (1) or (2), are not yet due and payable or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which such reserve or other appropriate provision, if any, as may be required in accordance with generally accepted accounting principles has been made;

     (h) Liens to secure obligations under workmen's compensation, unemployment insurance or other social security laws or similar legislation;

     (i) Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business;

     (j) any Lien in favor of the Trustee in respect of expenses incurred or services rendered pursuant to the Indenture;

     (k) any Lien that may be deemed to arise from a Permitted Receivables Financing;

     (l) Liens securing obligations arising under easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of our or our Subsidiaries' business; and

     (m) Liens to secure Debt incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (c), (d) or (e) as long as such Lien does not extend to any other property and the Debt so secured is not increased except for increases in the amount of interest, premiums or fees and associated costs payable in connection with such extensions, renewals, refinancings or refundings. (Section 1008).

     In addition to the foregoing, we and our Subsidiaries may, without equally and ratably securing the debt securities, incur a Lien to secure Debt or enter into a Sale and Leaseback Transaction if, after giving effect thereto, the sum of: (a) the amount of all Debt secured by all Liens incurred on or after the date of the Indenture and otherwise prohibited by the Indenture and (b) the Attributable Value of Sale and Leaseback Transactions entered into on or after the date of the Indenture and otherwise prohibited by the Indenture does not exceed 15% of Consolidated Net Tangible Assets. (Section 1008).

Limitation on Sale and Leaseback Transactions

     We will not enter, and will not permit any Subsidiary to enter, into any Sale and Leaseback Transaction (except for a period not exceeding 36 months) unless:

     (a) we or the Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the provisions described in the third paragraph under "-- Limitation on Liens" without equally and ratably securing the debt securities;

     (b) we or a Subsidiary of ours apply, within 180 days after the related Sale Transaction, an amount equal to the Net Available Proceeds of such Sale Transaction to the redemption of debt securities or other debt that ranks equally with the debt securities in right of payment; or

     (c) the transaction is solely between us and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries but only for as long as such Subsidiaries are Wholly Owned Subsidiaries. (Section 1009).

CERTAIN DEFINITIONS

     The Indenture will include, among others, the following definitions:

     "Attributable Value" means, as to any lease under which any person is at the time liable, other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate that would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Attributable Value" means, as to a Capital Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with generally accepted accounting principles.

     "Capital Lease Obligation" of any person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such person that is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such person in accordance with generally accepted accounting principles. The stated maturity of such obligation will be deemed to be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Consolidated Net Tangible Assets" means all assets, less (a) all current liabilities (excluding any indebtedness for borrowed money having a maturity of less than 12 months from the date of the most recent consolidated balance sheet which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower), (b) the net book value of all licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements, organizational expenses and other like intangibles, (c) all unamortized Debt discount and expense, and (d) all proper reserves, including all reserves for depreciation, obsolescence, depletion and amortization of properties, after eliminating inter-company items and including appropriate deductions for any minority interest, as determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect will be given to any adjustments on or after the date of the Indenture to the accounting books and records in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control by another person.

     "Debt" means (without duplication), with respect to any person, (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (e) every Capital Lease Obligation of such person, and (f) all Guaranties by such person of every obligation of the type referred to in clauses
(a) through (e) of another person.

     "Guaranty" by any person means any obligation, contingent or otherwise, of such person guaranteeing any Debt of any other person (the "primary obligor") in any manner, whether directly or indirectly, and includes any obligation of such person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that a Guaranty by any person will not include endorsements by such person for collection or deposit, in either case in the ordinary course of business.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance, easement or other security agreement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Available Proceeds" from any Sale Transaction by any person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any consideration received in the form of assumption of Debt or other obligations by others or received in any other non-cash form) therefrom by such person, net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale Transaction, (b) all payments made by such person or its Subsidiaries on any Debt that is secured by a Lien on the property or assets so disposed of in accordance with the terms of such Lien or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale Transaction, or by applicable law, be repaid out of the proceeds from such Sale Transaction, and
(c) all distributions and other payments made to third parties (other than Subsidiaries of the person making the distribution or other payment) in respect of minority or joint venture interests as a result of such Sale Transaction.

     "Permitted Receivables Financing" means any program for the transfer without recourse (other than customary limited recourse) by us or any of our Subsidiaries to any buyer, purchaser or lender of interests in accounts receivable so long as the aggregate outstanding amount of receivables transferred by us and our Subsidiaries pursuant to such program does not exceed $1,000,000,000 at any one time.

     "Sale and Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold, conveyed, transferred or otherwise disposed of by such person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets. The stated maturity of such arrangement will be deemed to be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Sale Transaction" means any sale, conveyance, transfer or other disposition of the kind referred to in the first sentence of the definition of "Sale and Leaseback Transaction."

     "Subsidiary" of any person means any corporation, partnership, limited liability company, joint venture, trust or other entity as to which more than 50% of the voting power of its outstanding capital stock or other ownership interests is owned, directly or indirectly, by such person, by one or more other Subsidiaries of such person or by such person and one or more other Subsidiaries of such person. Unless otherwise indicated, any reference to a Subsidiary means our Subsidiary.

     "Wholly Owned Subsidiary" of any person means any corporation, partnership, limited liability company, joint venture, trust or other entity as to which 100% of the voting power of its outstanding capital stock or other ownership interests is owned, directly or indirectly, by such person, by one or more other Wholly Owned Subsidiaries of such person or by such person and one or more other Wholly Owned Subsidiaries of such person. Unless otherwise indicated, any reference to a Wholly Owned Subsidiary means our Wholly Owned Subsidiary. (Section 101).

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We will not merge into or consolidate with any other person, or permit any other person to merge into or consolidate with us, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) our assets substantially as an entirety (determined on a consolidated basis with respect to us and our Subsidiaries taken as a whole) to any person, unless (a) either (1) we are the continuing person or (2) the continuing person is a corporation, partnership, trust, limited liability company or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes our obligations on the debt securities and under the Indenture, (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to the debt securities, shall have occurred and be continuing, (c) if, as a result of the transaction, our property or the property of any of our Subsidiaries would become subject to a Lien, the incurrence of which would not be permitted under the limitation on Liens described above under "-- Restrictive Covenants -- Limitation on Liens," we or the continuing person, as the case may be, take such steps as are necessary to cause the debt securities to be secured equally and ratably with (or prior to) the Debt secured by such Lien as provided in such limitation, and (d) certain other conditions set forth in the Indenture are met. (Section 801).

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the Indenture with respect to the debt securities:

     (a) our failure to pay principal of or any premium on any debt security when due;

     (b) our failure to pay any interest on any debt security when due, continued for 30 days;

     (c) failure to perform any other covenant of ours in the Indenture, continued for 90 days after written notice has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities, as provided in the Indenture;

     (d) a default or defaults under any debt security(s) or other evidence(s) of Debt, or any agreement(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt, of ours or any Subsidiary, having a principal amount outstanding, individually or in the aggregate, of at least $50 million, and whether existing on or created after the date of the Indenture, which default or defaults, individually or in the aggregate:

          (1) constitute a failure to pay at least $50 million of the principal of such Debt when due (unless such default is waived or cured within 30 days after the expiration of any applicable grace period), or

          (2) have resulted in acceleration of any portion of such Debt having an aggregate principal amount equal to or in excess of $50 million,

         in each case (1) and (2), without the overdue or accelerated portion of such Debt having been discharged, or without such acceleration having been rescinded or annulled, within 30 days after written notice has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities, as provided in the Indenture; and

     (e) certain events in bankruptcy, insolvency or reorganization of us. (Section 501).

     If an Event of Default (other than an Event of Default described in clause
(e) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by notice as provided in the Indenture may declare the principal amount of (together with accrued interest on) all the debt securities to be due and payable immediately. If an Event of Default described in clause (e) above shall occur, the principal amount of (together with accrued interest on) all the debt securities will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502). For information as to waiver of defaults, see "-- Modification and Waiver."

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 512).

     No holder of a debt security will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

     (a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities,

     (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and

     (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities a direction inconsistent with such request, within 90 days after such notice, request and offer.

     However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security. (Sections 507 and 508).

     Pursuant to the Trust Indenture Act of 1939, we will furnish to the Trustee, at least annually, a certificate from our principal financial officer or principal accounting officer as to our compliance with the terms of the Indenture.

DEFEASANCE AND COVENANT DEFEASANCE

     We may elect, at our option at any time, to have the provisions of Section 1202, relating to defeasance and discharge of indebtedness, or Section 1203, relating to defeasance of certain restrictive covenants in the Indenture, applied to the debt securities. (Section 1201).

Defeasance and Discharge

     The Indenture will provide that, upon our exercise of our option to have
Section 1202 applied to the outstanding debt securities, we will be discharged from all our obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost, destroyed or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such debt securities on their stated maturity in accordance with the terms of the Indenture and the debt securities. Such defeasance and discharge may occur only if, among other things, we have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Section 1202, 1204 and 1205).

Defeasance of Certain Covenants

     The Indenture will provide that, upon our exercise of our option to have
Section 1203 applied to the outstanding debt securities, we may omit to comply with some restrictive covenants, including those described above under "-- Restrictive Covenants," and such omission will be deemed not to be an Event of Default with respect to the debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such debt securities on their stated maturity in accordance with the terms of the Indenture and the debt securities. We will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to the outstanding debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at their stated maturity but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments. (Section 1203, 1204 and 1205).

MODIFICATION AND WAIVER

     We may make modifications and amendments of the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

     (a) change the stated maturity of the principal of, or any installment of interest on, any debt security;

     (b) reduce the principal amount of, or interest or premium, if any, on, any debt security;

     (c) change the place or currency of payment of principal of, or interest or premium, if any, on, any debt security;

     (d) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

     (e) reduce the percentage of aggregate principal amount of outstanding debt securities necessary to modify or amend the Indenture; or

     (f) reduce the percentage of aggregate principal amount of outstanding debt securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain past defaults. (Section 902).

     The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with certain restrictive provisions of the Indenture. (Section 1011). The holders of a majority in aggregate principal amount of the outstanding debt securities may waive any past default under the Indenture, except a default in the payment of principal or interest. (Section
513).

     We may amend or supplement the Indenture without notice to or the consent of any holder, in order, among other things:

     (a) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such amendments or supplements shall not materially and adversely affect the interests of the holders;

     (b) to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939;

     (c) to evidence and provide for the acceptance of appointments under the Indenture with respect to the debt securities by a successor Trustee;

     (d) to make any change that does not materially and adversely affect the interests of the holders; and

     (e) to secure the debt securities. (Section 901).

                            FORMS OF DEBT SECURITIES

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global debt securities representing the entire issuance of debt securities. Certificated debt securities in definitive form and global debt securities will be issued in registered form. Definitive debt securities name you or your nominee as the owner of the debt security, and in order to transfer or exchange these debt securities or to receive payments other than some interest payments, you or your nominee must physically deliver the debt securities to the Trustee, registrar, paying agent or other agent, as applicable. Global debt securities name a depository or its nominee as the owner of the debt securities represented by these global debt securities. The depository maintains a computerized system that will reflect each investor's beneficial ownership of the debt securities as being held in an account maintained by a broker/dealer, bank, trust company or other institution that participates in the depository's system and holds such interest on behalf of the investor or another person who holds such interest on behalf of the investor, as we explain more fully below.

FORM AND DENOMINATION

     The debt securities will be issued only in fully registered form, without coupons, in minimum denominations of $1,000 and any integral multiple thereof. (Section 302). Debt securities will be issued at the closing for the offering of the debt securities only against payment in immediately available funds.

GLOBAL DEBT SECURITIES

     We may issue the debt securities in the form of one or more fully registered global debt securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or nominee. In those cases, one or more registered global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the debt securities to be represented by registered global debt securities. Unless and until it is exchanged in whole for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole by and among the depository, its nominees or any successor to the depository or its nominee.

     Ownership of beneficial interests in a registered global debt security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global debt security, the depository will credit, on its book entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global debt security will be shown only on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global debt securities.

     So long as the depository, or its nominee, is the registered owner of a registered global debt security, that depository or its nominee, as the case may be, will be considered the sole owner of the debt securities represented by the registered global debt security for all purposes under the Indenture. Except as described below, owners of beneficial interests in a registered global debt security will not be entitled to have the debt securities represented by the registered global debt security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners of the debt securities under the Indenture. Accordingly, each person owning a beneficial interest in a registered global debt security must rely on the procedures of the depository for that registered global debt security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give any notice or consent or take any action that a holder is entitled to give or take under the Indenture, the depository for the registered global debt securities would authorize the participants holding the relevant beneficial interest to give that notice or consent or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global debt security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global debt security. None of us, the Trustee or any other agent of ours or the Trustee will have any responsibility or liability for any payment made on a global debt security after that payment is made to the depository or its nominee, including any payment made by the depository or any participant on account of beneficial ownership interests in the registered global debt security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depository for any of the debt securities represented by a registered global debt security, upon receipt of any payment with respect to the registered global debt security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global debt security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global debt security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depository for any of the debt securities represented by a registered global debt security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depository registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, or an Event of Default has occurred and is continuing with respect to that debt security, we may issue debt securities in definitive form in exchange for the registered global debt security that had been held by the depository. In addition, we may at any time and in our sole discretion decide not to have any debt securities represented by one or more registered global debt securities. If we make that decision, we will issue debt securities in definitive form in exchange for all of the registered global debt securities representing those debt securities. Any debt securities issued in definitive form in exchange for a registered global debt security will be registered in the name or names that the depository gives to the Trustee or other agent. It is expected that the depository's instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global debt security that had been held by the depository.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through the depository, which initially will be DTC unless the prospectus supplement provides otherwise, must comply with the rules and procedures of that system. The depository could change its rules and procedures at any time. We have no control over DTC or its participants and we take no responsibility for their activities.

HOLDING THROUGH EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

     If the depository for a global debt security is DTC, you may hold interests in the global debt security through Clearstream Banking, Societe Anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case on behalf of their participants through customers' securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which in turn will hold such interests in customers' securities accounts in the depositories' names on DTC's books. The Chase Manhattan Bank will act as depository for Euroclear and Citibank, N.A. will act as depository for Clearstream, Luxembourg.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC's rules and procedures.

     You will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

     In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

                              PLAN OF DISTRIBUTION

     We may sell the debt securities to or through one or more underwriters or dealers, and also may sell the debt securities directly to other purchasers or through agents. These firms may also act as our agents in the sale of the debt securities.

     We may distribute the debt securities at different times in one or more transactions. We may sell the debt securities at fixed prices, which are subject to change, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     In connection with the sale of the debt securities, underwriters may receive compensation from us or from purchasers of the debt securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters under the Securities Act of 1933. Discounts or commissions they receive and any profit on their resale of the debt securities may be considered underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriter or agent, and we will describe any compensation, as required in the prospectus supplement.

     We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the debt securities against certain liabilities, including liabilities under the Securities Act of 1933.

     We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase the debt securities from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any debt securities, we will indicate that in the prospectus supplement.

     In connection with any offering of the debt securities, the underwriter may purchase and sell the debt securities in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the debt securities in excess of the principal amount of the debt securities to be purchased by the underwriter in the offering, which creates a short position for the underwriter. Covering transactions involve purchases of the debt securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids on or purchases of the debt securities made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress. Any of these activities may cause the price of the debt securities to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

     We do not, and the underwriters will not, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the market price of the debt securities. In addition, we do not make, and the underwriters will not make, any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The debt securities are all new issues of securities with no established trading market. We do not intend to apply for listing of the debt securities on any national securities exchange. We cannot give any assurance as to the liquidity of any trading market for the debt securities.

                          VALIDITY OF DEBT SECURITIES

     The validity of the debt securities will be passed upon for us by Vincent
J. Cole, Esq., Vice President, General Counsel and Secretary of Lexmark. Mr. Cole beneficially owns shares of, and options to purchase shares of, our common stock. In connection with particular offerings of debt securities in the future, the validity of those debt securities may be passed upon for any underwriters by Sullivan & Cromwell, New York, New York, as indicated in the applicable prospectus supplement.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are the estimated expenses of the issuance and distribution of the debt securities being registered, including fees and expenses incurred by Lexmark, other than any underwriting compensation.

Registration fee..............................................$ 50,000
Legal fees and expenses.......................................$ 85,000
Accounting fees and expenses..................................$ 40,000
Rating agency fees............................................$130,000
Printing and engraving........................................$ 30,000
Trustee's fees and expenses...................................$ 10,000
Blue Sky fees and expenses (including counsel fees)...........$  5,000
Miscellaneous expenses........................................$ 15,000

         Total................................................$365,000

All of the above expenses will be borne by Lexmark.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are or were, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe such person's conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of such person's duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such officer or director actually and reasonably incurred.

Article VI of Lexmark's By-laws provides for indemnification by Lexmark of its directors and officers to the fullest extent permitted by the Delaware Law. Pursuant to Section 145 of the Delaware Law, Lexmark's present and former directors and officers are insured against any liability asserted against them in such capacity or arising out of their status as such.

Pursuant to specific authority granted by Section 102 of the Delaware Law, Article FIFTH of Lexmark's Restated Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

         (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided, that nothing contained in this Restated Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

Pursuant to the Restated Certificate of Incorporation, Lexmark has agreed to indemnify the members of its Board of Directors and its officers to the fullest extent allowable under applicable Delaware law. In addition, Lexmark has entered into an indemnification agreement with each of its directors and certain of its officers indemnifying each of them against certain liabilities that may arise as a result of their status or service as directors or officers.

Reference is hereby made to Section 7 of the Underwriting Agreement filed as
Exhibit 1.1 for certain indemnification arrangements.

ITEM 16.  EXHIBITS

The Registration Statement includes the following exhibits:

    Number                   Description of Exhibits
    ------                   -----------------------

     1.1  Form of Underwriting Agreement.

     4.1  Form of Indenture.

     4.2  Form of Debt Securities (included in Exhibit 4.1).

     5.1 Opinion of Vincent J. Cole, Esq. regarding the validity of the debt securities being registered.

     12.1 Computation of ratio of earnings to fixed charges.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Vincent J. Cole (included in the Opinion of Vincent J. Cole filed as Exhibit 5.1).

     24.1 Powers of Attorney.

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Indenture.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby further undertakes that:

     (1) For purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.


     (4) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on this 23rd day of February, 2001.

                              LEXMARK INTERNATIONAL, INC.

                              By: /s/ Paul J. Curlander
                                 ---------------------------------------
                                 Name:  Paul J. Curlander
                                 Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                         TITLE(S)
---------                         --------

/s/ Paul J. Curlander             Chairman and Chief Executive Officer
------------------------------    (Principal Executive Officer)
Paul J. Curlander

/s/ Gary E. Morin                 Executive Vice President and Chief Financial
------------------------------    Officer (Principal Financial Officer)
Gary E. Morin

/s/ David L. Goodnight            Vice President and Corporate Controller
------------------------------    (Principal Accounting Officer)
David L. Goodnight

              *                   Director
------------------------------
B. Charles Ames

              *                   Director
------------------------------
Teresa Beck

              *                   Director
------------------------------
Frank T. Cary

              *                   Director
------------------------------
William R. Fields

              *                   Director
------------------------------
Ralph E. Gomory

              *                   Director
------------------------------
Stephen R. Hardis

              *                   Director
------------------------------
James F. Hardymon

              *                   Director
------------------------------
Robert Holland, Jr.

              *                   Director
------------------------------
Marvin L. Mann

              *                   Director
------------------------------
Michael J. Maples

              *                   Director
------------------------------
Martin D. Walker

         *By signing his name hereto, Vincent J. Cole, signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.

By: /s/ Vincent J. Cole
    ----------------------------------------
     Vincent J. Cole
     (Attorney-in-Fact)

                                  EXHIBIT INDEX

       Exhibit                    Description of
       Number                        Exhibits
       -------                    --------------

        1.1     Form of Underwriting Agreement.

        4.1     Form of Indenture.

        4.2     Form of Debt Securities (included in Exhibit 4.1).

        5.1 Opinion of Vincent J. Cole, Esq. regarding the validity of the debt securities being registered.

        12.1    Computation of ratio of earnings to fixed charges.

        23.1    Consent of PricewaterhouseCoopers LLP.

        23.2    Consent of Vincent J. Cole (included in the Opinion of Vincent
                J. Cole filed as Exhibit 5.1).

        24.1    Powers of Attorney.

        25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Indenture.